AMENDMENT NO. 4
                              TO SUBLEASE AGREEMENT



         THIS AMENDMENT TO SUBLEASE AGREEMENT (as originally dated December 11, 1991, and as subsequently amended the "Sublease") by and between AMERICAN CAST IRON PIPE COMPANY, a Georgia corporation ("Landlord") and L.B. FOSTER COMPANY, a Pennsylvania corporation ("Tenant") is made and entered into between Landlord and Tenant on and as of this the 15 day of November, 2000 ("Amendment").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant desire to further amend the Sublease which has heretofore been amended by Amendment No. 1 amending Exhibit "A" to the Sublease, by Amendment No. 2 providing that the Commencement Date of the Sublease is April 1, 1992 and extending the term of the Sublease; and by Amendment No. 3 providing for the construction of certain improvements on the "demised premises" and the payment of Supplemental Rent in connection therewith;

         WHEREAS, Landlord and Tenant desire to further extend the term of the Sublease, to limit the period with respect to which Supplemental Rent is payable and to eliminate the formula for adjusting Additional Rent with respect to the period prior to July 31, 2000.

         NOW THEREFORE, in consideration of the premises and the mutual undertakings, covenants, promises and agreements herein contained and for other good and valuable consideration, receipt of which is acknowledged, Landlord and Tenant agree as follows:



A.       CERTAIN AGREEMENTS

         1. Except as otherwise provided herein, all defined terms in the Sublease are incorporated by reference into this Amendment.

         2.       As used in the Sublease

     a. the term, "Supplemental Commencement Date" is redefined to mean August 1, 1997. The definition herein supersedes the definition contained in Amendment No. 3 to Lease Agreement dated on or about April 15, 1999 ("Amendment No. 3").

                  b. the term, Supplemental Sublease Year', means the period of twelve (12) consecutive months commencing on August 1, 1997 and on each anniversary of August 1, 1997, with the final Supplemental Sublease Year commencing on August 1, 1999 and ending on July 31, 2000. The definition herein is supersedes the definition contained in Amendment No. 3.

B.       FURTHER AGREEMENTS AND AMENDMENTS

1. ARTICLE 1. PREMISES AND TERM. Article 1 (Premises and Term) is hereby amended by changing and amending the second paragraph of Article 1 to read in its entirety as follows:

                  TO HAVE AND TO HOLD the said demised premises, together with all and singular the improvements thereunto belonging or in any manner appertaining, unto Tenant for a term commencing on the Commencement Date set forth in Article 3 hereof, and continuing thereafter to and including July 31, 2007 subject, however, to earlier termination as provided elsewhere in this sublease.

2. Article 6(b)(ii) is hereby amended by changing and amending the second paragraph of said Article to read in its entirety as follows:

                  "Commencing with the consecutive, 12 month period ending July 31, 2000 and for each consecutive, 12 month period thereafter during the term of this Sublease, if Tenant and Landlord are unable to agree upon a mutually acceptable percentage of gross revenues to be paid by Tenant as Additional Rent at least ninety (90) days prior to commencement of each succeeding consecutive, 12 month period commencing on each August 1st during the term of this Sublease after July 31, 2000 to which such percentages shall apply, the following shall apply for the following consecutive, 12 month period. If the Additional Rent paid by Tenant to Landlord in the previous Sublease year is less than $300,000.00 then the percentages set forth in subparagraph (i) above shall increase by one-half of one percent. If Additional Rent paid by Tenant to Landlord in the previous consecutive, 12 month period is $300,000.00 or greater, then the percentages shall be reduced by one-half of one percent."

3. Article 6(b)(iii) is hereby amended by changing and amending said Article to read in its entirety as follows:

                  "(iii) During each Supplemental Sublease Year or, in the event of termination of this Sublease prior to the expiration of twelve (12) months from the date of commencement of any such Supplemental Sublease Year, the part of the Supplemental Sublease Year remaining until July 31, 2000, Tenant shall, in addition to the Additional Rent, pay the Landlord additional rent for the demised premises ("Supplemental Rent") equal to three-quarters of one percent (.075%) of "gross revenues" (as defined in the Sublease) earned in the coating of pipe by Tenant (regardless of pipe size) in the demised premises."

4. Article 6(e)(i) is hereby amended by changing and amending said Article to read in its entirety as follows:

                  "(i) Within thirty (30) days after the end of each calendar quarter during the Sublease term and after the expiration or earlier termination of the Sublease term if such expiration or termination shall occur during a calendar quarter, Tenant shall furnish to Landlord a verified, detailed statement certified as to its accuracy by an officer of Tenant, setting forth the amount of gross revenues of Tenant from coating operations during the preceding quarter or, if applicable, part thereof, showing the amount of Additional Rent and, with respect only to the period prior to August 1, 2000, Supplemental Rent, required to be paid by Tenant for such quarter or, if applicable, shorter period and providing a breakdown of the calculations of the Additional Rent and Supplemental Rent. Simultaneously with the delivery of such statement, Tenant shall pay to landlord all such Additional Rent and Supplemental Rent other than the Additional Rent and Supplemental Rent to be deducted by Landlord from Tenant's invoices. Tenant shall keep a full and accurate set of records adequately showing the amount of gross revenues arising out of operations conducted on the demised premises each month during the Sublease term."

C. Except as amended hereby, all provisions of the Sublease shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed and affixed their respective seals to this instrument, being duly authorized in the premises, on the day and year first above written.

                                    LANDLORD:

                                   American Cast Iron Pipe Company,
                                   a Georgia corporation

                                   By: /s/ J. M. O'Brien
                                   --------------------------------
                                   Its: V. P. Sales
                                   --------------------------------

                                     TENANT:

                                     L.B. Foster Company,
                                     a Pennsylvania corporation

                                     By: /s/Lee B. Foster
                                     ------------------------------

                                     Its: Chief Executive Officer
                                     ------------------------------